AMENDMENT NO. 2
TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
     The Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Treasurer’s Series Trust, a Delaware statutory trust is hereby amended as follows:
WITNESSETH:
     WHEREAS, AIM Treasurer’s Series Trust is now named AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust);
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Treasurer’s Series Trust in the Agreement are hereby deleted and replaced with AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust).
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: April 30, 2010

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

AIM TREASURER’S SERIES TRUST (INVESCO TREASURER’S SERIES TRUST)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)